Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Northfield Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement No. 333-147500 of Northfield Bancorp, Inc. on Form S-8 of our report dated June 18, 2012, relating to the financial statements appearing in this Annual Report on Form 11-K of the Northfield Bank Employee Savings Plan.

/s/ Withum Smith + Brown, PC

Morristown, New Jersey

June 20, 2012